As filed with the Securities and Exchange Commission on December 4, 1995.
                                             Registration No. 33-________
_________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                      _______________________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                      _______________________________

   Incorporated             LSI INDUSTRIES INC.         I.R.S. Employer
  Under the Laws            10000 Alliance Road        Identification No.
   of Ohio                CINCINNATI, OHIO  45242          31-0888951
                      _______________________________

                           1995 STOCK OPTION PLAN
                      _______________________________

                           Gary P. Kreider, Esq.
                        Keating, Muething & Klekamp
                           One East Fourth Street
                          Cincinnati, Ohio  45202
                               (513) 579-6411
                       (Agent for Service of Process)

                      CALCULATION OF REGISTRATION FEE
_________________________________________________________________________
                                   Proposed     Proposed
                                   Maximum      Maximum
     Title of          Amount      Offering    Aggregate       Amount of
    Securities         To Be        Price       Offering     Registration
 To Be Registered    Registered   Per Share      Price            Fee
_________________    __________   _________    _____________  ___________

   Common Stock,      450,000*       $15.25**  $68,862,500**     $2,367***
   No par value        Shares


  * This Registration Statement is filed for up to 450,000 shares issuable upon exercise of options granted pursuant to the 1995 Stock Option Plan.

 **  Estimated solely for purposes of calculating registration fee.

*** Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on the Nasdaq Stock Market on November 28, 1995 of $15.25 per share.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference

     The following documents filed by LSI Industries Inc. (the
"Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

     3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed on April 11, 1985 under the Securities Act of 1934.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

     Not applicable.


Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Michael J. Burke, a Director and Assistant Secretary of the Company, is a partner of Keating, Muething & Klekamp. Attorneys of Keating, Muething & Klekamp own 33,575 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant, unless the court determines that in view of all the circumstances, such person if fairly and reasonably entitled to indemnity for such expenses. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

     The Registrant's Code of Regulations provides that the Company shall indemnify such persons to the fullest extent permitted by law.

     The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.


Item 7.   Exemption from Registration Claimed

     Not applicable.


Item 8.   Exhibits*

     4.1  1995 Stock Option Plan.

      5   Opinion of Keating, Muething & Klekamp.

     23.1 Consent of Keating, Muething & Klekamp (contained on
          Exhibit 5).

     23.2 Consent of Price Waterhouse LLP.

     24   Power of Attorney (contained on the signature page).

_______________________________
*    All exhibits filed herewith.

Item 9    Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 4, 1995.


                                   LSI INDUSTRIES INC.


                                   By:/s/Robert J. Ready
                                      _______________________
                                      Robert J. Ready
                                      President and Chairman of
                                      the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                Capacity              Date
 _________                ________              ____

 /s/Robert J. Ready       President and         December 4, 1995
 ______________________   Chairman of the Board
 Robert J. Ready          of Directors
                          (Principal  Executive
                          Officer)

 /s/James P. Sferra       Executive Vice        December 4, 1995
 ______________________   President and
 James P. Sferra*         Director


 /s/Ronald S. Stowell     Chief Financial       December 4, 1995
 ______________________   Officer and Treasurer
 Ronald S. Stowell        (Principal Financial
                          Officer and Principal
                          Accounting Officer)


 /s/Donald E. Whipple     President, LSI        December 4, 1995
 ______________________   Lighting Systems and
 Donald E. Whipple*       Insight Graphic
                          Systems, Secretary
                          and Director

 /s/John N. Taylor, Jr.   Director              December 4, 1995
 ______________________
 John N. Taylor, Jr.*


 /s/Michael J. Burke      Assistant Secretary   December 4, 1995
 ______________________   and Director
 Michael J. Burke*


 /s/Allen L. Davis        Director              December 4, 1995
 ______________________
 Allen L. Davis*


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                          EXHIBIT INDEX
                          _____________

   Exhibit No.               Description                Page
   ___________               ___________                ____

       4.1         1995 Stock Option Plan              Filed
                                                      herewith

        5          Opinion of Keating, Muething &      Filed
                   Klekamp                            herewith
       24.1        Consent of Price Waterhouse LLP     Filed
                                                      herewith

       24.2        Consent of Keating, Muething &  Included in
                   Klekamp                         Exhibit 5